YTB International Announces Resignation of Board Member, Audit Committee Chairman

The Company elects Fred E. Lutzeier to the Board of Directors

WOOD RIVER, Ill., Sept. 15 /PRNewswire-FirstCall/ -- YTB International, Inc. (OTC Bulletin Board: YTBLA) ("YTB" or the "Company"), a provider of e-commerce business solutions for individual consumers and home-based independent representatives in the United States, Puerto Rico, Bermuda, the Bahamas, the U.S. Virgin Islands, and Canada, today announced the resignation of Thomas B. Baker from the Board of Directors on September 13, 2010.

Mr. Baker accepted a position as Chief Financial Officer with another company which requires his full and immediate attention, no longer allowing him to serve in his position as an independent director and Audit Committee Chairman for YTB.

"On behalf of the entire Board of Directors, I thank Tom for his expertise and many contributions to the Company during his tenure," said J. Scott Tomer, Chairman of YTB.  "We wish him the very best in his future business endeavors."

YTB International, Inc. also announced the election of Fred E. Lutzeier to the Company's Board of Directors on Tuesday, September 14, 2010.

Fred E. Lutzeier, of St. Louis, Missouri, is currently a Principal with Mueller Prost PC and a Managing Partner of Bankers' Alliance Group, LLC.  Mr. Lutzeier has extensive experience in accounting, finance, corporate governance and SEC reporting, along with experience in a wide variety of business operations.  He has over fourteen years of combined public accounting experience with PricewaterhouseCoopers LLP and KPMG LLP and over fourteen years of experience as a financial executive with Ashland, Inc. and Arch Coal, Inc. He earned a Bachelor of Science degree in Business Administration from Washington University in St. Louis and a Master of Business Administration degree from Webster University.  Mr. Lutzeier is also a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Missouri Society of Certified Public Accountants.

Mr. Lutzeier will serve as the Audit Committee Chairman, replacing Mr. Baker, keeping the number of sitting board members at nine.

J. Scott Tomer added, "The Company continues to attract high caliber Board members with diversified and accomplished careers.  Fred is an outstanding and extremely talented individual and I am confident he will use his skills to immediately contribute to the Board's service and the Company's operations.  I look forward to working with him as YTB continues to grow and expand."

Fred E. Lutzeier's biography can be viewed by clicking the "Board of Directors" link at http://www.ytbi.com/BoardOfDirectors.html.

About YTB International
YTB International, Inc. was recognized as the 29th largest seller of travel in the U.S. in Travel Weekly's 2010 Power List, based on 2009 annual retail value of travel services booked.

YTB provides e-commerce business solutions for individual consumers and home-based independent representatives in the United States, Puerto Rico, the Bahamas, Canada, Bermuda, and the U.S. Virgin Islands. The Company operates through two subsidiaries: ZamZuu, Inc. (formerly YTB Marketing, Inc. and YourTravelBiz.com, Inc.) and YTB Travel Network, Inc.

For more information about YTB, visit http://www.ytb.com or http://www.thefactsaboutytb.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's reports filed from time to time with the Securities and Exchange Commission including the Company's Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

For: YTB International, Inc.

Media Contact:
618-655-9477
PR@ytb.com

CONTACT:  Media, YTB International, Inc., +1-618-655-9477, PR@ytb.com